As filed with the Securities and Exchange Commission on May 29, 2018.

Registration No. 333-225048

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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ADMA Biologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	56-2590442
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

_______________

465 State Route 17
Ramsey, New Jersey 07446
(201) 478-5552
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Adam S. Grossman
President and Chief Executive Officer
ADMA Biologics, Inc.
465 State Route 17
Ramsey, New Jersey 07446
(201) 478-5552
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________

Copies to:

David C. Schwartz, Esq.
DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078-2704
(973) 520-2550
_______________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to Form S-3 (this “Amendment”) is being filed to amend the Registration Statement on Form S-3 (File No. 333- 225048) originally filed by ADMA Biologics, Inc. on May 18, 2018 (the “Registration Statement”). The sole purpose of this Amendment is to (i) file a form of senior indenture as Exhibit 4.8 and a form of subordinated indenture as Exhibit 4.9, and (ii) include on the exhibit index, as Exhibits 25.1 and 25.2, statements of eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the senior indenture and under the subordinated indenture, respectively. Accordingly, this Amendment consists only of the facing page, this explanatory note, the Exhibit Index to the Registration Statement, the signature pages and Exhibits 4.8 and 4.9 filed herewith. This Amendment does not modify any provision of the prospectus contained in Part I of the Registration Statement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Ramsey, State of New Jersey on May 29, 2018.

ADMA BIOLOGICS, INC.

By:	/s/ Adam S. Grossman
Adam S. Grossman President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the date listed below.

Signature	Capacity	Date

/s/ Adam S. Grossman	President and Chief Executive Officer	May 29, 2018
Adam S. Grossman	(Principal Executive Officer)

/s/ Brian Lenz	Vice President and Chief Financial Officer	May 29, 2018
Brian Lenz	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	May 29, 2018
Steven A. Elms

*	Vice Chairman of the Board of Directors	May 29, 2018
Dr. Jerrold B. Grossman

*	Director	May 29, 2018
Bryant E. Fong

*	Director	May 29, 2018
Dov A. Goldstein, M.D.

*	Director	May 29, 2018
Lawrence P. Guiheen

*	Director	May 29, 2018
Eric I. Richman

*By:	/s/ Brian Lenz
Brian Lenz
Attorney-in-Fact

INDEX TO EXHIBITS

The following exhibits are filed as part of, or incorporated by reference into this document:

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
4.1***	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Current Report on Form 8-K/A, filed with the SEC on March 29, 2012).
4.2***

Form of Warrant Agreement with Hercules Technology Growth Capital, Inc. (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1, filed with the SEC on February 11, 2013).

4.3***	Form of Warrant Agreement with Oxford Finance LLC (incorporated herein by reference to Exhibit 4.6 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 13, 2016).
4.4***

Warrant to Purchase Stock, dated October 10, 2017, issued by the Company to Marathon Healthcare Finance Fund, L.P. (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 11, 2017).

4.5***

Form of Secured Term Loan Promissory Note issued to Hercules Technology Growth Capital, Inc. (incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1, filed with the SEC on February 11, 2013).

4.6***

Form of Secured Term B Loan Promissory Note issued to Oxford Finance LLC (incorporated herein by reference to Exhibit 4.7 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 13, 2016).

4.7***

Tranche One Term Note, dated October 10, 2017, issued by the Company to Marathon Healthcare Finance Fund, L.P. (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 11, 2017).

4.8*	Form of Senior Indenture.
4.9*	Form of Subordinated Indenture.
5.1***	Legal Opinion of DLA Piper LLP (US).
23.1***	Consent of CohnReznick LLP.
23.2***	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24.1***	Power of Attorney (included on signature page).
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture.
25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture

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* Filed herewith.

** To be filed by amendment or as an exhibit to a document incorporated by reference or deemed to be incorporated by reference in this registration statement, including a current report on Form 8-K, in connection with the offering of any securities, as appropriate.

*** Previously filed.